                                                                   EXHIBIT 10.43

March 15, 2001




Stephen A. Snider
5565 Cedar Creek
Houston, Texas 7056

Dear Steve:

         It has been decided by the Compensation Committee of the Board of Directors of Universal Compression Holdings, Inc., to provide you and your wife with post-retirement medical benefits. These benefits will not be extended to other dependents. Eligibility requirements and benefits of this program are as follows:

Eligibility Requirements
To be eligible for post-retirement medical benefits, you must remain and active employee of Universal Compression until your retirement. Should you be released by the Company for Cause, you will not be eligible for post-retirement benefits.

Benefits
Upon satisfying the eligibility requirements outlined above, you will be eligible to continue in the medical benefits programs that you are enrolled in while as an active employee. This continuation will be for both the regular Medical Plan as provided by Universal as well as the Executive Medical Benefit Plan. There will be no monthly cost to you for these post-retirement benefits.

Until eligible for Medicare, these post-retirement benefits will be your primary medical coverage. Upon becoming eligible for Medicare, these post-retirement benefits will then serve as secondary coverage, with Medicare being your primary coverage. You must enroll in Medicare when first eligible in order to continue to receive these post-retirement benefits. These benefits will be offered to you and your spouse through the balance of your lives.

Should you pre-decease your wife, these benefits shall be extended to her, on the same terms and conditions, until her death.

Stephen A. Snider
Page 2
March 15, 2001


If you are in agreement with the foregoing, please acknowledge such agreement below.

                                   Sincerely,
                                   Universal Compression Holdings, Inc.
                                   Compensation Committee


                                   By:   /s/ JOHN K. CASTLE
                                       ----------------------------------
                                         John K. Castle
                                         Chairman, Compensation Committee

AGREED AND ACCEPTED


  /s/ STEPHEN A. SNIDER
--------------------------
Stephen A. Snider
Date:  April 18, 2001